UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 17, 2012

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices and zip code)

(855) 449-9642

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On July 17, 2012, the Board of Directors (the “Board”) of Zynga Inc. (the “Company”) elected, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, Ellen F. Siminoff to serve as a member of the Board of Directors until her successor is duly elected and qualified, or until her earlier death, resignation or removal. In addition, Ms. Siminoff has been appointed as a member of the Audit Committee of the Board to replace Reid Hoffman, effective at the time of Ms. Siminoff’s election to the Board.

As a non-employee director, Ms. Siminoff will be entitled to receive compensation in the form of an annual grant of restricted stock units (“ZSUs”) with an aggregate fair market value of $250,000 as an annual retainer for her service as a director (the “Annual Equity Grant”) under our Non-Employee Director Compensation Policy. These awards are automatically granted on the date of the Company’s annual meeting of stockholders and will vest on the 15th day of the month of the one year anniversary of the annual meeting, provided that the recipient is a director on such date. In connection with her appointment after the date of our 2012 Annual Meeting, pursuant to the terms of our Non-Employee Director Compensation Policy, Ms. Siminoff received on the date of her appointment an automatic grant award of ZSUs with an aggregate value of approximately $229,167, which is the pro-rated Annual Equity Grant, reflecting a reduction for each month prior to the date of grant that has elapsed since the 2012 Annual Meeting.

Ms. Siminoff shall also receive reimbursement for reasonable out-of-pocket expenses incurred in attending meetings of the Board or any committee. The Company does not currently provide any cash compensation to our non-employee directors.

The Company also entered into a standard form of indemnification agreement with Ms. Siminoff (the “Indemnification Agreement”). The Indemnification Agreement provides, among other things, that the Company will indemnify Ms. Siminoff, under the circumstances and to the extent provided for therein, for certain expenses which she may be required to pay in connection with certain claims to which she may be made a party by reason of her position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

The Company’s standard form of indemnification agreement was previously filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1/A (No. 333-175298), as filed on November 17, 2011, and is incorporated herein by reference.

The Company’s Non-Employee Director Compensation Policy was previously filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q (No. 001-35375), as filed on May 8, 2012, and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Siminoff and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between

Ms. Siminoff and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Siminoff and the Company.

A copy of the Company’s press release announcing the appointment of Ms. Siminoff is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement, previously filed on November 17, 2011 as Exhibit 10.6 to the Company’s Registration Statement on Form S-1/A (No. 333-175298), and incorporated herein by reference.

10.5	Non-Employee Director Compensation Policy, previously filed on May 8, 2012 as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q (No. 001-35375), and incorporated herein by reference.

99.1	Press release, dated July 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYNGA INC.

Dated: July 19, 2012	By:	/s/ Reginald D. Davis
Reginald D. Davis Senior Vice President, General Counsel and Secretary